EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-63761 and Form S-3 No. 333-60095) of Bally Total Fitness Holding Corporation and in the related Prospectus of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of Bally Total Fitness Holding Corporation included in this Form 10-K for the year ended December 31, 1998.


                                                               ERNST & YOUNG LLP
Chicago, Illinois
March 11, 1999